UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2025

AMAZE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41147	87-3905007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2901 West Coast Highway, Suite 200

Newport Beach, CA 92663

(Address of Principal Executive Offices) (Zip Code)

(855) 766-9463

(Registrant’s telephone number, including area code)

Fresh Vine Wine, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	AMZE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Amaze Holdings, Inc. (formerly Fresh Vine Wine, Inc.) (the “Company”) is filing this amendment (“8-K Amendment”) to the Current Report on Form 8-K filed on March 31, 2025 (the “Original Filing”). The Original Filing reported, among other things, the filing of a Certificate of Designation of the Preferences, Rights and Limitations of Series C Convertible Preferred Stock dated March 25, 2025 (the “Certificate”) with the Secretary of State of the State of Nevada. This 8-K Amendment amends the Original Filing solely to (i) correct a scrivener’s error contained in the Original Filing under Item 1.01 and the Certificate filed as Exhibit 3.1 thereto with respect to the conversion price of the Series C Convertible Preferred Stock (“Series C Preferred Stock”) and (ii) report that the Company has filed with the Secretary of State of the State of Nevada (x) a certificate of correction (“Certificate of Correction”) to the Certificate to correct the scrivener’s error and (y) an Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (“Amended and Restated Certificate”), which reflects the correct conversion price.

Item 1.01 Entry into a Material Definitive Agreement

Securities Purchase Agreement

Amaze Holdings, Inc. (formerly Fresh Vine Wine, Inc.) (the “Company”) has entered into securities purchase agreements (the “Series C Purchase Agreement”) with certain purchasers pursuant to which the Company has sold a total of 5,650 shares of Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), at a purchase price of $100.00 per share, plus warrants (the “Warrants”) to purchase common stock, par value $0.001 per share (the “Common Stock”), at an exercise price of $0.75, with 100% warrant coverage. The Company intends to use the proceeds for general corporate and working capital purposes.

The Series C Purchase Agreement contains customary representations, warranties and agreements of the Company, and indemnification obligations of the Company. Pursuant to the Series C Purchase Agreement, the Company has agreed to file a resale registration statement with the Securities and Exchange Commission to register the resale of the shares of Common Stock issuable upon conversion of the Series C Preferred Stock and exercise of the Warrants. The representations and warranties set forth in the Series C Purchase Agreement have been made solely for the benefit of the other parties to the Series C Purchase Agreement, and such representations and warranties should not be relied on by any other person.

The Company previously engaged The Oak Ridge Financial Services Group, Inc. to serve as a non-exclusive financial adviser to the Company in connection with its capital raising activities. The Company has agreed to pay Oak Ridge a cash fee equal to 8.0% of the gross proceeds received by the Company from the sale of the Series C Preferred Stock to investors introduced by Oak Ridge, and to reimburse Oak Ridge for its out-of-pocket expenses.

Series C Preferred Stock

On March 25, 2025, the Company filed a Certificate of Designation of the of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (the “Certificate”) with the Secretary of State of the State of Nevada, designating 100,000 shares of preferred stock as Series C Preferred Stock. On April 9, 2025, the Company filed a Certificate of Correction to the Certificate to correct a scrivener’s error and, immediately after the filing of the Certificate of Correction, the Company filed an Amended and Restated Certificate with the Secretary of State of the State of Nevada.

Stated Value. Each share of Series C Preferred Stock has a stated value of $100.00 (the “Stated Value”).

Liquidation. Upon any liquidation, dissolution or winding-up of the Company, the holders of Series C Preferred Stock will be entitled to be paid, on a par passu basis with holders of any parity securities, an amount equal to the Stated Value, plus any accrued but unpaid dividends, before any distribution or payment will be made to the holders of junior securities, including Common Stock. Any remaining assets available for distribution to stockholders will be distributed among the holders of Series A Convertible Preferred Stock, holders of Series B Convertible Preferred Stock, holders of Series C Preferred Stock, holders of Series D Convertible Preferred Stock and holders of Common Stock, pro rata based on the number of shares held by each such holder on an as-if converted basis.

Dividends. Holders of Series C Preferred Stock are entitled to receive dividends (on an as-if converted basis) equal to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock.

Conversion. Each share of Series C Preferred Stock is convertible at any time at the option of the holder into the number of shares of Common Stock (“Conversion Shares”) calculated by dividing the Stated Value by the conversion price (the “Conversion Ratio”), subject to the limitations described below. The conversion price is equal to $0.50 per share and is subject to standard weighted average anti-dilution protection.

Each holder of Series C Preferred Stock is prohibited from converting shares of Series C Preferred Stock if, after giving effect to the issuance of such Conversion Shares, such holder together with the holder’s affiliates would beneficially own more than 4.99% of the outstanding Common Stock (the “Beneficial Ownership Limitation”). A holder of Series C Preferred Stock may increase such Beneficial Ownership Limitation to 9.99% upon notice to the Company.

Voting. The Series C Preferred Stock will vote with the Common Stock as a single class on an as-converted basis on all matters submitted to a vote of the Company’s stockholders (taking into account the conversion limitations resulting from the Exchange Share Cap and the Individual Holder Share Cap as described below). However, the Series C Preferred Stock is not entitled to vote on any proposal to approve the issuance of shares of Common Stock upon the conversion of Series C Preferred Stock in excess of the Exchange Share Cap or the Individual Holder Share Cap, in each case as required by NYSE American rules. In addition, solely for purposes of determining voting rights (and not the Conversion Ratio), the conversion price will be equal to the most recent closing sale price of the Common Stock as of the date of execution and delivery of the Series C Purchase Agreement pursuant to which such share of Series C Preferred Stock was initially issued.

Exchange Share Cap and Individual Holder Share Cap. The holder’s ability to convert Series C Preferred Stock will be subject to an “Exchange Share Cap” and an “Individual Holder Share Cap.” Under the Exchange Share Cap, the total number of Conversion Shares issuable upon conversion of outstanding Series C Preferred Stock, when added to all Conversion Shares previously issued upon prior conversions of the Series C Preferred Stock, may not exceed 19.9% of the Company’s issued and outstanding Common Stock as of the date of the Series C Purchase Agreement. Under the Individual Holder Share Cap, the holder of Series C Preferred Stock may not acquire Conversion Shares upon conversion of the Series C Preferred Stock if the total number of shares of Common Stock issuable to the converting holder would result in such holder beneficially owning in excess of 19.9% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance. The Exchange Share Cap and the Individual Holder Share Cap will not apply if the Company obtains stockholder approval to issue the shares of Common Stock in excess of the applicable cap as required by NYSE American LLC Company Guide Section 713.

Warrants

The Warrants are immediately exercisable for shares of Common Stock at an exercise price is $0.75 per share. The exercise price is subject to standard weighted average anti-dilution protection. The Warrants may not be exercised on a cashless basis. The Warrants will expire on the 5th anniversary of the issuance date. A holder of the Warrant (together with the holder’s affiliates) may not exercise any portion of the Warrant to the extent that the holder would own more than 9.99% of the outstanding shares of Common Stock immediately after exercise. The Company may not issue any shares of Common Stock upon exercise of the Warrant to the extent the issuance of such shares would exceed the Exchange Cap (as defined in the Certificate).

The foregoing description of the Series C Purchase Agreement, the Certificate of Correction, the Amended and Restated Certificate and the Warrant are qualified in their entirety by the full text of the Series C Purchase Agreement, the Certificate of Correction, the Amended and Restated Certificate and the Warrant, which are filed as Exhibits 10.1, 3.1, 3.2 and 10.2, respectively, and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference. The shares of Series C Preferred Stock, the Warrants and the shares of Common Stock issuable upon conversion or exercise of the Series C Preferred Stock and Warrants, as applicable, were offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506(b) of Regulation D promulgated thereunder, as transactions by an issuer not involving any public offering.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any of these securities. The securities offered and sold in the private placement will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Years.

The information set forth under “Series C Preferred Stock” in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Correction
3.2	Amended and Restated Certificate of Designation of Preferences, Rights, and Limitations of Series C Convertible Preferred Stock
10.1	Form of Securities Purchase Agreement (Series C Preferred Stock) (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on March 31, 2025)
10.2	Form of Warrant (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on March 31, 2025)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMAZE HOLDINGS, INC.

Date: April 9, 2025	By:	/s/ Michael Pruitt
Michael Pruitt
Chairman and Chief Executive Officer